Exhibit 77D- Policies with respect to security investments - For period Ended 5-31-2014

A.	 Effective December 30, 2013, the investment objective for
PNC S&P 500 Index Fund which read as follows:

"The Fund seeks to approximate, before Fund expenses, the investment results of the S&P 500(r) Index."

was deleted in its entirety and replaced with the following:

"The Fund seeks to approximate, before fees and expenses, the investment results of the S&P 500(r) Index."

B.	Effective December 30, 2013, the principal investment
strategy for PNC S&P 500 Fund which read as follows:

"Under normal circumstances, the Fund invests substantially all, but in no event less than 80%, of its net assets plus any borrowings for investment purposes in stocks included in the S&P
500(r) Index. The Fund will provide shareholders with at least
60 days' written notice before changing this 80% policy.

The S&P 500(r) Index is made up of common stocks of 500 large, publicly traded companies. The vast majority of the Fund's assets will normally be invested in stocks included in the S&P 500(r) Index in approximately the same relative proportion as those stocks are held in the S&P 500(r) Index. The Fund does not, however, simply invest in a portfolio that replicates the precise composition of the S&P 500 Index, and PNC Capital
Advisors, LLC (the "Adviser") does not generally "manage" the
Fund in the traditional sense (i.e., by using economic, financial or market analysis). The Adviser believes that employing certain active management strategies for a percentage of the Fund's assets, if successful, may result in net returns after expenses that may more closely approximate the returns of the S&P 500(r) Index. For example, the Adviser may invest in S&P 500(r) Index futures in addition to or in place of S&P 500(r) Index stocks to attempt to equal the performance of the S&P 500(r)
Index. The Fund may also invest in other S&P 500(r) Index derivatives with economic characteristics similar to the common stocks in the S&P 500(r) Index. Under normal circumstances, the notional amount of investments in derivatives will not exceed
20% of the Fund's net assets. The Fund may use derivatives as a substitute for taking a position in an underlying asset, to increase returns, to manage risk/volatility or as part of a hedging strategy. Derivative instruments include, but are not limited to, options, swaps, futures and options on futures."

was deleted in its entirety and replaced with the following:

"Under normal circumstances, the Fund invests substantially all, but in no event less than 80%, of its net assets plus any borrowings for investment purposes in stocks included in the S&P
500(r) Index. The Fund will provide shareholders with at least 60 days' written notice before changing this 80% policy.

The S&P 500(r) Index is made up of common stocks of 500 large publicly traded companies. The vast majority of the Fund's assets will normally be invested in stocks included in the S&P 500(r) Index in approximately the same relative proportion as those stocks are represented in the S&P 500(r) Index. The Fund does not, however, simply invest in a portfolio that replicates the precise composition of the S&P 500(r) Index, and PNC Capital Advisors, LLC (the "Adviser") does not generally "manage" the Fund in the traditional sense (i.e., by using economic, financial or market analysis). For example, the Adviser may use statistical sampling or other techniques to attempt to create an investment portfolio whose return, before fees and expenses, will closely match the return of the S&P 500(r) Index. Additionally, the Adviser believes that employing certain active management strategies for a percentage of the Fund's assets, if successful, may result in net returns after fees and expenses that may more closely approximate the returns of the S&P 500(r) Index. For example, the Adviser may invest in S&P 500(r) Index futures and exchange traded products ("ETPs") in addition to, or in place of, stocks held in the S&P 500(r) Index to attempt to equal the performance of the S&P 500(r) Index.

The Fund may also invest in other S&P 500(r) Index derivatives with economic characteristics similar to one or more of the common stocks in the S&P 500(r) Index. The Fund may use derivatives, for example, as a substitute for taking a position in an underlying asset, to manage risk/volatility or as part of a hedging strategy. Derivative instruments include, but are not limited to, options, swaps, futures and options on futures.

The Fund normally seeks to remain fully invested. To help stay fully invested, to manage the Fund's liquidity, to reduce transaction costs or for other investment purposes, the Fund may invest in derivative instruments, including stock futures. The Fund may also use derivatives such as total return swaps to obtain exposure to a stock, a basket of stocks, or an index. Generally, a derivative is a financial contract whose value is based on the value of a financial asset (such as a stock, bond, or currency), a physical asset (such as gold, oil, or wheat), or a market index (such as the S&P 500(r) Index). Investments in derivatives may subject the Fund to risks different from, and possibly greater than, those of the underlying securities, assets, or market indexes."

C.	Effective December 30, 2013, the section entitled "More
Information About Investment Objectives and Principal
Investment Strategies," for the S&P 500 Index Fund which read as follows:

"The Fund seeks to approximate, before Fund expenses, the investment results of the S&P 500(r) Index. The Fund's investment objective may be changed without shareholder approval.

Under normal circumstances, the Fund invests substantially all, but in no event less than 80%, of its net assets plus any borrowings for investment purposes in stocks included in the S&P
500(r) Index. The Fund will provide shareholders with at least 60 days' written notice before changing this 80% policy.

The S&P 500(r) Index is made up of common stocks of 500 large, publicly traded companies. The vast majority of the Fund's assets will normally be invested in stocks included in the S&P 500(r) Index in approximately the same relative proportion as those stocks are held in the S&P 500(r) Index. The Fund does not, however, simply invest in a portfolio that replicates the precise composition of the S&P 500 Index, and the Adviser does not generally "manage" the Fund in the traditional sense (i.e., by using economic, financial or market analysis). The Adviser believes that employing certain active management strategies for a percentage of the Fund's assets, if successful, may result in net returns after expenses that may more closely approximate the returns of the S&P 500(r) Index. For example, the Adviser may invest in S&P 500(r) Index futures in addition to or in place of S&P 500(r) Index stocks to attempt to equal the performance of the S&P 500(r) Index. The Fund may also invest in other S&P 500(r) Index derivatives with economic characteristics similar to the common stocks in the S&P 500(r) Index. Under normal circumstances, the notional amount of investments in derivatives will not exceed
20% of the Fund's net assets. The Fund may use derivatives, for example, as a substitute for taking a position in an underlying asset, to increase returns, to manage risk/volatility or as part of a hedging strategy. Derivative instruments include, but are not limited to, options, swaps, futures and options on futures.
The Fund may purchase a security that is scheduled to be included in the S&P 500(r) Index prior to the effective inclusion date. The Fund may also temporarily continue to hold a security that has been deleted from the S&P 500(r) Index. A diversified subset of stocks held in the Fund may have weights slightly higher or lower than those in the S&P 500(r) Index with the goal of adding small incremental performance relative to the S&P 500(r) Index. Stocks that are held in very small proportions in the S&P 500(r) Index may be excluded from the Fund."

was deleted in its entirety and replaced with the following:

"The Fund seeks to approximate, before fees and expenses, the investment results of the S&P 500(r) Index. The Fund's investment objective may be changed without shareholder approval.

Under normal circumstances, the Fund invests substantially all, but in no event less than 80%, of its net assets plus any borrowings for investment purposes in stocks included in the S&P
500(r) Index. The Fund will provide shareholders with at least 60 days' written notice before changing this 80% policy.

The S&P 500(r) Index is made up of common stocks of 500 large publicly traded companies. The vast majority of the Fund's assets will normally be invested in stocks included in the S&P 500(r) Index in approximately the same relative proportion as those stocks are represented in the S&P 500(r) Index. The Fund does not, however, simply invest in a portfolio that replicates the precise composition of the S&P 500(r) Index, and PNC Capital Advisors, LLC (the "Adviser") does not generally "manage" the Fund in the traditional sense (i.e., by using economic, financial or market analysis). For example, the Adviser may use statistical sampling or other techniques to attempt to create an investment portfolio whose return, before fees and expenses, will closely match the return of the S&P 500(r) Index. Additionally, the Adviser believes that employing certain active management strategies for a percentage of the Fund's assets, if successful, may result in net returns after fees and expenses that may more closely approximate the returns of the S&P 500(r) Index. For example, the Adviser may invest in S&P 500(r) Index futures and exchange traded products ("ETPs") in addition to, or in place of, stocks held in the S&P 500(r) Index to attempt to equal the performance of the S&P 500(r) Index.

The Fund may also invest in other S&P 500(r) Index derivatives with economic characteristics similar to one or more of the common stocks in the S&P 500(r) Index. The Fund may use derivatives, for example, as a substitute for taking a position in an underlying asset, to manage risk/volatility or as part of a hedging strategy. Derivative instruments include, but are not limited to, options, swaps, futures and options on futures. The Fund may purchase a security that is scheduled to be included in the S&P 500(r) Index prior to the effective inclusion date. The Fund may also temporarily continue to hold a security that has been deleted from the S&P 500(r) Index. A diversified subset of stocks held in the Fund may have weights slightly higher or lower than those in the S&P 500(r) Index with the goal of adding small incremental performance relative to the S&P 500(r) Index. Stocks that are held in very small proportions in the S&P 500(r) Index may be excluded from the Fund.

The Fund normally seeks to remain fully invested. To help stay fully invested, to manage the Fund's liquidity, to reduce transaction costs or for other investment purposes, the Fund may invest in derivative instruments, including stock futures. The Fund may also use derivatives such as total return swaps to obtain exposure to a stock, a basket of stocks, or an index. Generally, a derivative is a financial contract whose value is based on the value of a financial asset (such as a stock, bond, or currency), a physical asset (such as gold, oil, or wheat), or a market index (such as the S&P 500(r) Index). Investments in derivatives may subject the Fund to risks different from, and possibly greater than, those of the underlying securities, assets, or market indexes."

D.	Effective December 30, 2013, under the section entitled
"Additional Information Regarding the Funds' Investment
Policies," the "Foreign Securities" section for the S&P 500
Index Fund which read as follows:

"Foreign Securities
Each Fund may invest in foreign securities. The S&P 500 Index Fund will only invest in foreign securities if they are included in the S&P 500(r) Index. Such securities may or may not be listed on foreign stock exchanges and may include equity securities and debt securities (e.g., convertible bonds) of foreign entities and obligations of foreign branches of U.S. banks and of foreign banks. Investments in foreign securities involve certain inherent risks, such as risks specific to the country of issue, foreign currencies, the availability of information and differing regulatory regimes."

was deleted in its entirety and replaced with the following:

"Foreign Securities
Each Fund may invest in foreign securities. The PNC S&P 500
Index Fund will not normally invest in foreign securities unless they are included in the S&P 500(r) Index. Such securities may or may not be listed on foreign stock exchanges and may include equity securities and debt securities (e.g., convertible bonds) of foreign entities and obligations of foreign branches of U.S. banks and of foreign banks. Investments in foreign securities involve certain inherent risks, such as risks specific to the country of issue, foreign currencies, the availability of information and differing regulatory regimes."